Exhibit 10.2
Amendment No. 5 to
Master Services Agreement

The Master Services Agreement, dated as of December 31, 2018, between Juniper Networks, Inc. (“Customer”) and International Business Machines Corporation (“Provider”), as previously modified by Change Orders (the “Agreement”), is hereby amended as set forth in this amendment (“Amendment No. 5”), effective as of March 5, 2021 (the “Amendment Effective Date”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Agreement.
For good and valuable consideration, the receipt and sufficiency of which consideration is acknowledged, Customer and Provider hereby agree as follows as of the Amendment Effective Date:
1.GENERAL
a.Certain changes are required to update Schedule 17 (Extended Payment Plan) as set forth in this Amendment No.5; and

b.The Parties have determined the following:

2.CHANGES TO THE MASTER SERVICES AGREEMENT
Section 3.1(H) (Statements of Work) of the Agreement is amended by adding the following new sentence at the end of the section:

“Notwithstanding the foregoing, to the extent Customer elects to use the Extended Payment Plan (“EPP”) described in Schedule 17, then in the event of a conflict between this MSA, including any Schedules or attachments hereto, or a Statement of Work, and the EPP, the terms of the EPP shall control, solely for the purposes of the EPP and no other purpose.”

3.CHANGES TO SCHEDULE 17 EXTENDED PAYMENT PLAN
Schedule 17 (Extended Payment Plan) (the “EPP”) is modified as follows:

a. Section 1.1(C) is deleted in its entirety. The order of precedence with respect to EPP provisions shall be as set forth in Section 3.1(H) of the Agreement, as amended by this Amendment No. 5.

b. Section 2.1 (Invoicing) of the EPP is amended as follows:

(i) The last sentence is deleted in its entirety and replaced with the following:

“In the event the rating falls below the defined level, then the Extended Payment Plan terms shall not apply, and Customer Permitted Entity(s) shall instead pay Provider or Provider Affiliate(s), as the case may be, in accordance with Article 12 (Fees and Payments) of the MSA.”

(ii) The inadvertent reference to “Section 3.B” is changed to “Section 3.2”.
c. Section 2.2 (Payments) of the EPP is amended by deleting the second sentence in its entirety and replacing it with the following:

“Notwithstanding the foregoing, in the event of: (i) any petition or proceeding is filed by or against any Customer Permitted Entity under any bankruptcy, insolvency, receivership or similar law; (ii) any Customer Permitted Entity admits in writing its insolvency or inability to pay its debts as they come due; or (iii) any Customer Permitted Entity or its directors or stockholders takes any action in connection with its dissolution, liquidation or the winding up of its affairs, including, without limitation, ceases doing business, or sells or disposes of all or substantially all its assets, or divides or enters into a plan of division or any comparable event under the applicable law of its jurisdiction of organization without the prior written consent of Provider, then the Extended Payment Plan terms set forth in Section 2.1 (Invoicing) of this Schedule 17, shall not apply and such Customer Permitted Entity shall instead pay to Provider or Provider Affiliate the Undisputed EPP Fees in accordance with Article 12 (Fees and Payments) of the MSA and any outstanding Undisputed EPP Fees will be payable immediately.”

d. Section 3.2 of the EPP is amended by changing the inadvertent reference to “Section 3.A” to “Section 3.1”.

e. Section 8.1 (Assignment) of the EPP is amended by deleting the first sentence in its entirety and replacing it with the following:

“Notwithstanding the assignment provisions specified in Section 25.1 (Assignment) of the MSA, Provider or Provider Affiliate shall be permitted to assign, and intends to assign, all or a portion of its rights to receive the Undisputed EPP Fees hereunder to a subsidiary or affiliate of such Provider or Provider Affiliate without Customer Permitted Entities’ prior consent, or, to a third party with such Customer Permitted Entity’s prior consent (which consent shall not be unreasonably withheld or denied).”

AMENDMENT NO.5

4.AMENDED AND RESTATED SCHEDULE 17
The Parties agree to incorporate the changes listed in Section 3 above by deleting the current Schedule 17 (Extended Payment Plan) (Final) and replacing it in its entirety with the attached “Amended and Restated Schedule 17 Extended Payment Plan (Version 2) (July 1, 2020).”
5.GENERAL
a.The Agreement, as amended by this Amendment No. 5 sets forth the entire agreement and understanding of the Parties with respect to the matters set forth herein and therein, and supersedes all prior negotiations, agreements, arrangements, and undertakings with respect to the matters set forth herein and therein.  No representations, warranties, or inducements have been made to any Party concerning the matters set forth in this Agreement, as amended by this Amendment No. 5, other than the representations, warranties, and covenants contained and memorialized in the Agreement, as amended by this Amendment No.5.

b.In the event of a conflict or inconsistency between the terms of this Amendment No. 5 and those in the Agreement, the terms of this Amendment No. 5 shall control and govern.

6.LIST OF AMENDMENT NO. 5 ATTACHMENTS
The following documents are attached to, and form a part of, this Amendment No. 5 and the Agreement:

a.Amended and Restated Schedule 17 Extended Payment Plan (Version 2) (July 1, 2020).

Except for the modifications set forth above, all of the other terms and conditions of the Agreement (including its Schedules and Exhibits) remain in full force and effect. EACH PARTY ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THIS AMENDMENT NO. 5 AND AGREES TO BE BOUND BY THE TERMS HEREOF.

AMENDMENT NO.5

IN WITNESS WHEREOF, Customer and Provider each has caused this Amendment No. 5 to the Agreement to be signed and delivered by its duly authorized officer.

JUNIPER NETWORKS, INC. Signed: /s/ Meredith McKenzie Name (print): Meredith McKenzie Title: VP & Deputy General Counsel Date: March 8, 2021	INTERNATIONAL BUSINESS MACHINES CORPORATION Signed:/s/ Scott Anderson Name (print):Scott Anderson Title: Client Partner Executive Date: March 8, 2021

Signature Page to Amendment No. 5
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